TYSON FOODS, INC.,

TYSON FRESH MEATS, INC., as Guarantor of the 2016 Notes described herein,

AND

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Trustee

(successor to The Chase Manhattan Bank, N.A.)

2016 Notes Indenture Supplement

Dated as of September 18, 2006

to

INDENTURE

Dated as of June 1, 1995

Between Tyson Foods, Inc., as Issuer

and

The Chase Manhattan Bank, N.A., as Trustee

2016 NOTES INDENTURE SUPPLEMENT

2016 NOTES INDENTURE SUPPLEMENT dated as of September 18, 2006 (this “Supplement”), among Tyson Foods, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company”), Tyson Fresh Meats, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware and a wholly owned subsidiary of the Company (the “Guarantor”), and JPMorgan Chase Bank, National Association (as successor to The Chase Manhattan Bank, N.A.), as trustee (the “Trustee”).

RECITALS OF THE ISSUER AND THE GUARANTOR

The Company and the Trustee have heretofore executed and delivered a certain Indenture dated as of June 1, 1995 (the “Indenture”), which provides for the issuance from time to time by the Company of its debentures, notes or other evidences of indebtedness in one or more series (“Securities”, as more fully defined in the Indenture).

Prior to the effectiveness of this Supplement, the Company has issued Securities under the Indenture including but not limited to $1,000,000,000 aggregate principal amount of 6.60% Notes due April 1, 2016 (the “2016 Notes”).

This Supplement amends the Indenture, pursuant to Section 9.1 thereof, with respect to the 2016 Notes only, to provide for the unconditional guarantee by the Guarantor of the full and punctual payment, when due, of the principal of, premium, if any, and interest on the 2016 Notes previously issued under the Indenture and outstanding on the date of this Supplement, and the full and punctual performance within any applicable grace period of all other obligations of the Company under the 2016 Notes or under the Indenture as applicable to the 2016 Notes.

All acts and proceedings required by law, by the Indenture and by the certificates of incorporation and bylaws of the Company and the Guarantor necessary to constitute this Supplement a legal, valid and binding agreement for the uses and purposes herein set forth in accordance with its terms have been done and performed, and the execution and delivery of this Supplement have in all respects been duly authorized.

NOW, THEREFORE, in consideration of the foregoing and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined in the Indenture) of the 2016 Notes.

ARTICLE 1

DEFINITIONS

The following terms have the meanings given to them in this Article 1:

“2016 Notes Guarantee” means the guarantee of the 2016 Notes set forth in Section 2.01 hereof. The 2016 Notes Guarantee shall be deemed part of the Guaranteed 2016

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Notes.

“Guaranteed 2016 Notes” means, collectively, the 2016 Notes, issued under the Indenture prior to the date of this Supplement and outstanding as of such date.

ARTICLE 2

2016 NOTES GUARANTEE

SECTION 2.01. 2016 Notes Guarantee. The Guarantor hereby unconditionally and irrevocably guarantees to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of, premium, if any, and interest on the Guaranteed 2016 Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture with respect to the Guaranteed 2016 Notes and (b) the full and punctual performance within any applicable grace period of all other obligations of the Company under the Indenture with respect to the Guaranteed 2016 Notes (all the foregoing being hereinafter collectively called the “Obligations”). The Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantor, and that the Guarantor will remain bound under this Article 2 notwithstanding any extension or renewal of any Obligation.

The Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. The Guarantor waives notice of any default under the Guaranteed 2016 Notes or the Obligations. The obligations of the Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other person under (i) the Indenture with respect to the Guaranteed 2016 Notes, (ii) the Guaranteed 2016 Notes or (iii) any other agreement or otherwise; (b) any extension or renewal thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of (i) the Indenture with respect to the Guaranteed 2016 Notes, (ii) the Guaranteed 2016 Notes or (iii) any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; or (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations.

The Guarantor further agrees that its 2016 Notes Guarantee herein constitutes a guaranty of payment, performance and compliance when due, within applicable grace periods (and not a guarantee of collection), and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under the Indenture with respect to the Guaranteed 2016 Notes or any other

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agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.

The Guarantor further agrees that its 2016 Notes Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, the Guarantor hereby promises to and will, upon receipt of written notice by the Trustee of such failure of the Company, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations. The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of the Guarantor’s 2016 Notes Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6 of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Section.

For the avoidance of doubt, the Guarantor’s 2016 Notes Guarantee herein relates solely to the Obligations with respect to the Guaranteed 2016 Notes and does not constitute a guarantee of any other Securities issued under the Indenture.

SECTION 2.02. Releases. (a) In the event that the indebtedness on all outstanding Guaranteed 2016 Notes shall have been deemed satisfied pursuant to the Indenture (including Section 8.1 or Section 8.2 thereof), the Guarantor shall thereby become released from and relieved of its 2016 Notes Guarantee and all its other obligations hereunder, the 2016 Notes Guarantee and such other obligations shall be of no further force or effect, and upon request of the Guarantor, the Trustee shall execute and deliver to the Guarantor a satisfaction and discharge with respect to the 2016 Notes Guarantee and such other obligations and the Trustee shall execute any other documents reasonably required to evidence the release of the Guarantor from the 2016 Notes Guarantee and such other obligations.

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(b) In the event that (i) there is effected a sale or other disposition of all or substantially all the assets of the Guarantor (as a result of a sale or other disposition of assets or securities, a merger or consolidation or otherwise) to an entity that is not immediately after giving effect to such transaction an Affiliate of the Company or (ii) at any time the Company ceases to Beneficially Own Voting Stock carrying at least a majority of the Voting Power of all the then outstanding Voting Stock of the Guarantor (as a result of a sale or other disposition of Voting Stock, a merger or consolidation or otherwise), then the Guarantor shall thereupon become released and relieved of its 2016 Notes Guarantee and all its other obligations hereunder, and all provisions referencing or relating to the Guarantor, the 2016 Notes Guarantee or such other obligations shall be of no further force or effect, and upon the request of the Guarantor, the Trustee shall execute and deliver to the Guarantor a satisfaction and discharge with respect to the 2016 Notes Guarantee and such other obligations and the Trustee shall execute any other documents reasonably required to evidence the release of the Guarantor from the 2016 Notes Guarantee and such other obligations. For purposes of this Section only, (i) “Beneficially Own” shall have the meaning specified in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) “Voting Power” shall mean, as to any Voting Stock at any time, the number of votes the holder of such Voting Stock is entitled to cast for directors of the Company at any meeting of the holders of Voting Stock held at such time for such purpose, and (iii) “Affiliate” shall have the meaning specified in Rule 12b-2 under the Exchange Act.

(c) For the avoidance of doubt, the 2016 Notes Guarantee shall terminate upon (i) the merger or consolidation of the Guarantor with the Company or (ii) the sale or other disposition of all or substantially all the assets of the Guarantor by the Guarantor to the Company, and the Guarantor shall thereupon become released from and relieved of all its other obligations hereunder, the 2016 Notes Guarantee and such other obligations shall be of no further force or effect, and upon request of the Guarantor, the Trustee shall execute and deliver to the Guarantor a satisfaction and discharge with respect to the 2016 Notes Guarantee and such other obligations and the Trustee shall execute any other documents reasonably required to evidence the release of the Guarantor from the 2016 Notes Guarantee and such other obligations.

SECTION 2.03. Successors and Assigns. Except as provided in Section 2.02, this Article 2 shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Supplement and in the Guaranteed 2016 Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Supplement.

SECTION 2.04. No Waiver, etc. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 2 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 2 at law, in equity, by statute or otherwise.

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ARTICLE 3

MISCELLANEOUS

SECTION 3.01. Effectiveness. This Supplement shall take effect as of the date hereof.

SECTION 3.02. Indenture Ratified. Except as herein expressly provided, the Indenture is in all respects ratified and confirmed by the Company and the Trustee and all the terms, provisions and conditions thereof are and will remain in full force and effect.

SECTION 3.03. Execution by the Trustee. The Trustee has executed this Supplement only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee shall not be responsible for the correctness of the recitals herein contained, which shall be taken as the statements of the Company and the Guarantor, and the Trustee makes no representation and shall have no responsibility for, and in respect of, the validity or sufficiency of this Supplement or the execution thereof by the Company or the Guarantor.

SECTION 3.04. Notices. All notices, requests or communications relating to this Indenture Supplement shall be addressed as follows:

if to the Company:

Tyson Foods, Inc.

2210 West Oaklawn Drive

Springdale, Arkansas 72762-6999

Telecopy: (479) 290-4061

Attention: Treasurer

if to the Guarantor:

Tyson Fresh Meats, Inc.

2210 West Oaklawn Drive

Springdale, Arkansas 72762-6999

Telecopy: (479) 290-4061

Attention: Treasurer

if to the Trustee:

JPMorgan Chase Bank, N.A.

600 Travis, Suite 1150

Houston, Texas 77002

Telecopy: (713) 577-5200

Attention: Worldwide Securities Services

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SECTION 3.05. Governing Law. This Supplement shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

SECTION 3.06. Execution in Counterparts. This Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed, and their respective corporate seals to be hereunto duly affixed and attested, all as of the day and year first above written.

TYSON FOODS, INC.

By:	/s/ Wade D. Miquelon
	Name:	Wade D. Miquelon
	Title:	Executive Vice President and
Chief Financial Officer

TYSON FRESH MEATS, INC., as Guarantor

with respect to the 2016 Notes

By:	/s/ Wade D. Miquelon
	Name:	Wade D. Miquelon
	Title:	Executive Vice President and
Chief Financial Officer

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (successor to The Chase Manhattan Bank, N.A.), as Trustee

By:	/s/ Marcella Burgess

Name: Marcella Burgess
Title: Trust Officer

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